Sony Group Corporation - Form SD

Exhibit 1.01

Sony Group Corporation Conflict Minerals Report

for the Reporting Period from January 1 to December 31, 2023

In this document, Sony Group Corporation and its consolidated subsidiaries are together referred to as “Sony,” “we,” or “our.”

FORWARD-LOOKING STATEMENT DISCLAIMER

This document includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including (but not limited to) statements about expected future supplier due diligence and engagement efforts and development of company systems supporting those efforts. Many of the forward-looking statements contained in this document may be identified by the use of words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimate” and “potential,” among others. These forward-looking statements are based on our expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These risks and uncertainties are difficult to predict accurately and may be beyond our control, and may include (but are not limited to) the following: regulatory changes and judicial developments relating to the Conflict Minerals Rule (as defined below); changes in or developments related to our products or our supply chain; and industry developments relating to supply chain diligence, disclosure and other practices. Other risks and uncertainties relevant to our forward-looking statements are discussed in greater detail in our reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date made, and we disclaim any obligation to update or revise these statements as a result of new developments or otherwise.

I.	Introduction

This Conflict Minerals Report (this “Report”) has been prepared in connection with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”) for the reporting period from January 1 to December 31, 2023. The Conflict Minerals Rule provides for certain investigation and reporting requirements if a company’s manufactured products (including products contracted to be manufactured for the company) contain one or more of the following minerals necessary to the functionality or production of the products: cassiterite, columbite-tantalite (coltan) and wolframite; their derivatives tantalum, tin and tungsten; and gold (these minerals are collectively referred to in this Report as “3TG”). The Conflict Minerals Rule refers to these minerals as “conflict minerals” regardless of their geographic origin and whether or not they fund armed conflict. Capitalized terms which are not expressly defined in this Report have the meaning set forth in the Conflict Minerals Rule.

Sony is committed to responsible sourcing of raw materials globally in support of human rights, labor, health and safety, environment and ethics. This commitment includes our efforts to responsibly source 3TG in the supply chain for our electronics products (as defined below). Our Conflict Minerals Policy and our participation in upstream and downstream multi-stakeholder initiatives intended to further responsible 3TG sourcing are discussed later in this Report.

This Report documents our efforts relating to responsible sourcing of 3TG and is publicly available on our website at: https://www.sony.com/en/SonyInfo/IR/library/ConflictMineralsReport2023.pdf

A discussion of our overall efforts relating to responsible sourcing of 3TG is also publicly available on our website at: https://www.sony.com/en/SonyInfo/csr/library/reports/SustainabilityReport2023_sourcing_E.pdf

Information contained on our website is not incorporated by reference into this Report or the Form SD of which it is a part.

II.	Company and Product Overview

Sony is engaged in the development, design, production, manufacture and sale of various kinds of electronic equipment, instruments and components for consumer, professional and industrial markets such as network services, game hardware and software, televisions, audio and video recorders and players, still and video cameras, mobile phones, and image sensors. Sony is engaged in the development, production, manufacture, and distribution of recorded music and the management and licensing of the words and music of songs as well as the production and distribution of animation titles, including game applications based on animation titles. Sony is also engaged in the production, acquisition and distribution of motion pictures and television programming and the operation of television and digital networks. Further, Sony is also engaged in various financial services businesses, including life and non-life insurance operations through its Japanese insurance subsidiaries and banking operations through a Japanese internet-based banking subsidiary.

III.	Supply Chain Overview

Smelters and refiners (“SORs”) are the consolidating points for raw ore and are in the best position in the supply chain to determine the origin of the ores because the origin of ores cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or derivatives. Accordingly, to help drive responsible sourcing by SORs and further enhance traceability and transparency of the sources of 3TG, Sony is actively involved in both upstream-focused and downstream-focused multi-stakeholder initiatives, as described in this Report.

Like other companies our size, our supply chain is extensive and complex, consisting of a large number of suppliers that provide an even larger number of products and components. Our supply chain also includes a large number of countries. Sony does not purchase raw ore or unrefined minerals from or conduct business directly with SORs. Sony is “downstream” from SORs, typically with many layers of suppliers positioned between ourselves and 3TG SORs and mines. We source our products and components from suppliers, which, in turn, source Materials (as defined below) from sub-tier suppliers. Due to the complexity of our supply chain, we relied on the information concerning the source of 3TG in our electronics products (as defined below) provided by our in-scope direct suppliers, who in turn gathered the information from their upstream suppliers.

IV.	Product Scoping; In-Scope Products

In connection with our compliance with the Conflict Minerals Rule and to help achieve our responsible sourcing goals, we designated the Sony management personnel who are in charge of their respective business unit or subsidiary (“Responsible Management”) as the individuals who are primarily responsible for the accuracy and completeness of the 3TG minerals survey results for such business unit or subsidiary. In order to determine the scope of the reasonable country of origin inquiry (“RCOI”) for our products each year, each member of Responsible Management specifies whether 3TG are necessary to the functionality or production of any products manufactured or contracted to be manufactured in the business unit or subsidiary for which he/she is responsible (the “Scoping Process”).

Based on the result of the Scoping Process, we determined that 3TG are necessary to the functionality or production of the following categories of products that we manufactured or contracted to manufacture: (i) certain electronic equipment, instruments, and devices for consumer, professional and industrial markets, and (ii) game hardware products (collectively, our “electronics products”). All four 3TG are contained in our in-scope electronics products, although each individual in-scope electronics product does not necessarily contain each 3TG.

V.	Reasonable Country of Origin Inquiry Approach/Efforts

Our RCOI was conducted in conformity with Steps 1 and 2 of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition), including its Supplements (the “OECD Guidance”). Steps 1 and 2 of the OECD Guidance are discussed later in this Report in connection with our due diligence process.

Sony maintains a procurement database where all components, parts or materials (collectively, “Materials”) used in our electronics products are registered prior to the time of initial purchase. This database is updated as new Materials and/or suppliers are added to our supply chain. As the first step of our RCOI, Sony personnel reviewed the Sony procurement database to identify any relevant suppliers of Materials and determined which electronics products fall within the scope of our RCOI inquiry and our due diligence measures described below. Since any subsequent changes in supply chain information of registered Materials require new registration in the database, Sony relied on the results of our previous minerals surveys for the Materials whose suppliers were reviewed and that did not have any changes in supply chain information from the date of such minerals survey. Our electronics products manufactured in 2023 may contain Materials whose suppliers were subject to the minerals surveys for 2021 and 2022 (the “Past Minerals Surveys”), as well as Materials that were newly registered on our procurement database after the period covered by the Past Minerals Surveys. Accordingly, Sony’s minerals survey for 2023 (the “2023 Minerals Survey”) focused on suppliers of Materials that were registered in our procurement database after the period covered by the Past Minerals Surveys. Our RCOI and due diligence information, as well as results as described in this Report, cover such suppliers and Materials.

In connection with our RCOI, we sent the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (the “RMI”) to all in-scope direct suppliers to determine the status of the 3TG in Materials supplied to Sony that were contained in products that we manufactured or contracted to have manufactured during 2023. We asked each of these in-scope direct suppliers to complete the CMRT at the product level, rather than the company level.

We reviewed all CMRTs for completeness and accuracy using specified quality control flags that we developed internally. Among other things, we reviewed whether the disclosed entities were listed as SORs by the RMI and whether the in-scope direct suppliers reported on each of the types of 3TG in the Materials purchased from their suppliers. We worked with our in-scope direct suppliers that submitted incomplete responses to secure updated responses, as necessary.

We also reviewed whether the entities disclosed on the CMRTs that were listed as SORs by the RMI were listed as “conformant” by the RMI, a constituent of London Bullion Market Association (“LBMA”) Good Delivery List, validated by the Responsible Jewellery Council (“RJC”), or actively undergoing a Responsible Minerals Assurance Process (“RMAP”) assessment (collectively, the “Conformant SORs”). For the identified SORs listed as conformant, we reviewed the country of origin information made available by the RMI to its members to determine whether any of the 3TG in the applicable Materials originated in the Democratic Republic of the Congo (DRC) or an adjoining country (collectively, the “Covered Countries”).

Based on the results of our RCOI, we conducted due diligence for the reporting period. Our due diligence process is discussed below.

VI.	Sony’s Due Diligence Process for the Conflict Minerals Supply Chain

Our due diligence process is intended to conform in all material respects to the applicable portions of the OECD Guidance. Sony’s application of each of the five steps of the OECD Guidance is discussed below. Our responsible 3TG sourcing program includes other activities and initiatives in addition to those discussed in this Report.

(i)	OECD Guidance Step 1: Establish Strong Management System

We have a conflict minerals policy established as the Sony Group Policy for Responsible Supply Chain of Minerals (the “Policy”) that is summarized below. The policy is designed to help achieve responsible sourcing of minerals, including 3TG, that are sourced from conflict-affected and high-risk areas and areas that otherwise are considered high-risk for Sony from a corporate social responsibility viewpoint. We also have internal rules and procedures implementing the Policy.

Summary of the Policy:

It is Sony’s policy to refrain from knowingly purchasing any products, components or materials that contain minerals that are sourced in conflict-affected and high-risk areas and that are high-risk for Sony from a corporate social responsibility viewpoint, and that contribute to conflicts or serious human rights abuses in the chain of custody.

To ensure compliance with this policy, Sony requires our suppliers to source high-risk minerals from smelters determined to be compliant with the RMAP protocols established by the RMI, or other smelters that have been determined not to be contributing to conflicts or serious human rights abuses under other trusted traceability projects. Sony exercises due diligence on the source and chain of custody of high-risk minerals in our supply chain to determine supplier compliance with our policy. We follow the OECD Guidance or other internationally recognized frameworks when conducting such due diligence for 3TG.

The Policy is publicly available on the Sony Group Corporation website at:

https://www.sony.com/en/SonyInfo/csr_report/sourcing/Sony_Group_Policy_for_Responsible_Supply_Chain_of_Minerals.pdf

In addition, the Policy is distributed to relevant suppliers at the time of on-boarding and periodically thereafter.

We also have incorporated the requirements of our Policy into the Sony Supply Chain Code of Conduct, which is applicable to all our electronics product suppliers. In written contracts with most of our electronics product suppliers, we have required them to comply with relevant Sony Group policies including the Sony Supply Chain Code of Conduct and we have an information platform for our suppliers to provide the Sony Supply Chain Code of Conduct and other procurement-related information. The Sony Supply Chain Code of Conduct is publicly available on the Sony Group Corporation website at:

https://www.sony.com/en/SonyInfo/csr_report/sourcing/Sony_Supply_Chain_CoC_E.pdf

Sony’s Senior Executive in charge of Sustainability has overall responsibility for implementation of the Policy and establishing our responsible supply chain practices. Responsible Management, which is assigned by the Senior Executive in charge of Sustainability, is responsible for educating and training relevant Sony Group personnel and suppliers about the Policy, conducting the minerals survey for its respective division or subsidiary and reporting the minerals survey results and risk assessments of the identified suppliers to the Senior Executive in charge of Sustainability. We also have a cross-functional task force to support Sony’s responsible sourcing activities (the “Task Force”). Under the Policy and our internal rules and procedures implementing the Policy, the Task Force is responsible for assessing the progress of our compliance program and identifying steps to meet our compliance obligations. It is also responsible for training other internal stakeholders on their roles and responsibilities related to implementing and supporting Sony’s responsible sourcing program.

To further support our compliance efforts, we utilize the services of outside specialists, such as an accounting firm consultant and/or outside counsel, on an as-needed basis.

In order to ensure the Policy is implemented appropriately, we have established a system of transparency measures, information collection and control over the supply chain, including the RCOI and due diligence procedures described below. As part of this system, we utilize the CMRT to collect information on the 3TG in our in-scope products and the in-scope direct suppliers’ related compliance program status. We ask in-scope direct suppliers to respond to the CMRT at the product level, rather than at the company level, in order to obtain information specific to the supply chains of our products. Sony requests all in-scope direct suppliers to comply with the Policy requirements on responsible sourcing, to fully cooperate with our due diligence efforts described in this Report, and to establish and implement their own policy and management structure to help achieve responsible sourcing of 3TG in accordance with the terms of the Policy. Later in this Report, we discuss our strategy for responding to identified risks.

We provide annual training and/or other relevant materials to help suppliers understand the Policy and to assist them with meeting our 3TG due diligence and related compliance efforts prior to our minerals survey. We also provide annual training to relevant employees on our policies and procedures relating to 3TG sourcing.

We maintain a Grievance System to allow relevant stakeholders in the electronics supply chain, including manufacturers and suppliers of parts, raw materials, and manufacturing equipment, their employees, and other related parties to voice concerns regarding any violations or possible violations of the Sony Supply Chain Code of Conduct and the Policy. We also participated in industry efforts to develop specific grievance mechanisms for conflict minerals-related issues, including the RMI’s online grievance mechanism. We also recognize the RMI’s online grievance mechanism as a valid source of SOR- or mine-level grievances.

(ii)	OECD Guidance Step 2: Identify and Assess Risks in the Supply Chain

We surveyed all in-scope direct suppliers to determine the status of any 3TGs in Materials supplied to Sony and that were contained in products that we manufactured or contracted to have manufactured during 2023. We utilized the CMRT survey tool to collect this information and asked the suppliers to respond to the CMRT at their product level, rather than at the company level. We followed up with in-scope direct suppliers that did not respond to our request on a timely basis.

We reviewed these CMRTs to determine whether any of the 3TG in our in-scope electronic products may have originated in the Covered Countries or were from recycled or scrap sources and otherwise to identify the 3TG SORs in our supply chain. We reviewed all CMRTs for completeness and accuracy, including whether entities identified as SORs are actually SORs and whether the relevant Materials contained the particular minerals reported by the supplier. We worked with suppliers to secure updated responses, as necessary.

We compared the SORs identified in CMRTs by in-scope direct suppliers against the lists of SOR facilities that have been validated as an RMAP conformant smelter for tantalum, tin, tungsten and gold and/or have been validated by LBMA and/or the RJC for gold, published by the RMI, and against the more detailed country of origin data made available by the RMI to its members. We also distributed information of SOR facilities that are not listed as conformant to in-scope direct suppliers, so that they can review their own CMRT response with reference to the information.

In addition, if an in-scope direct supplier specified in its CMRT that it sourced from SOR(s) that are not listed as conformant and that are unwilling to undergo an RMAP assessment, we asked the supplier to take the following actions, in order to mitigate possible risks to our supply chain:

•	Reconfirm whether the Materials such supplier actually supplied to Sony are sourced from SORs not listed as conformant;
•	Encourage SORs not listed as conformant in their supply chains to undergo the RMAP assessment process; and
•	Remove SORs not listed as conformant that are unwilling to undergo an RMAP assessment from our supply chain.

During the 2023 Minerals Survey process, 69 in-scope direct suppliers specified that they sourced from SORs that were not listed as RMAP conformant in their CMRT. We asked such suppliers to take the above actions. As a result of our requests, 22 in-scope direct suppliers answered that they will take the requested actions helping to improve our responsible sourcing initiatives. We are still in communication with the rest of the specified suppliers and will continue necessary follow-up as described in section (iii) below.

(iii)	OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks

We provide progress reports to our Senior Executives in charge of Sustainability summarizing information gathered from our in-scope direct suppliers during our RCOI and due diligence processes, as well as results of our risk assessment and status of our risk mitigation efforts. Based on their feedback, the Task Force reviews and improves our due diligence measures and risk mitigation plans every year.

As part of our risk management plan, each member of Responsible Management, by him/herself, or through investigators appointed by and under the oversight of Responsible Management, reviewed all CMRTs received from their in-scope direct suppliers to identify the source of each suppliers’ declared 3TG and any conflict sourcing-related risk identified for each such supplier. In addition to the above review, a member of the Task Force randomly checked a number of the CMRTs. The CMRTs were reviewed for specified quality control issues and red flags.

Risks identified for the 2023 Minerals Survey include:

•	Failure of in-scope direct suppliers to respond to the CMRT request despite multiple requests and follow up attempts made by Sony;
•	Failure of in-scope direct suppliers to identify all SORs in their supply chain despite multiple requests to identify all SORs in their supply chain for Material used for Sony;
•	A supplier’s failure to adopt a conflict-free sourcing policy that is consistent with the Policy, including failure to response to our request for revision of such supplier’s policy;
•	Failure of in-scope direct suppliers to promote the use of 3TG sourced from RMAP conformant SORs;
•	Failure of in-scope direct suppliers not to use 3TG sourced from SORs that are subject to economic sanctions for contributing to conflict or engaging in serious human rights violations; and
•	Failure of in-scope direct suppliers to encourage SORs to participate in the RMAP assessment process and become conformant to the extent not already conformant.

To help mitigate these risks for the 2023 Minerals Survey, we sent a letter to each in-scope direct supplier to which at least one of the foregoing identified risks applied for our minerals survey for 2022, asking the supplier to remediate the risk for 2023 Minerals Survey. As a result of such request, in the 2023 Minerals Survey, all in-scope direct suppliers responded to the CMRT request. We believe that this approach is effective, and we intend to follow a similar process for the upcoming survey based on the result of the 2023 Minerals Survey.

Our remediation plan is determined by the particular identified risk. Some of our remediation activities for the 2023 reporting year include contacting and virtually visiting the in-scope direct suppliers to request them to verify the accuracy of the supplier’s CMRT, identification of alternative SORs from which to source 3TG, increasing use of 3TG sourced from conformant SORs, and requiring the supplier to adopt a 3TG sourcing policy consistent with the Policy and/or encourage SORs to become conformant.

In addition, as a member of the RMI, we also directly contacted 96 SORs that were eligible to participate in the RMAP but were not listed as conformant or currently undergoing an RMAP assessment and requested that they undergo that process.

For the SORs that were not listed as conformant or currently undergoing an RMAP assessment and were not eligible to participate in the RMAP, we required our direct suppliers that were using these SORs to source high-risk minerals only from (i) SORs determined to be compliant with the RMAP protocols established by the RMI, or (ii) SORs where a determination has been made pursuant to other trusted traceability projects that such SORs are not contributing to conflicts or serious human rights abuses.

Through our participation in the RMI, we are also monitoring developments in responsible 3TG sourcing on an ongoing basis and making appropriate adjustments to our compliance procedures.

If an in-scope direct supplier does not cooperate with a remediation request and/or we do not see an acceptable improvement by such supplier despite numerous requests and reminders, we may, among other things, take further actions to achieve conflict-free sourcing over time, including, without limitation, cancelling the supplier’s contract or implementing a phased-in termination of the business relationship by stopping new orders with necessary approval under our Policy.

(iv)	OECD Guidance Step 4: Independent Third-party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain.

Sony is a member of the RMI and in connection with our due diligence, we utilized information made available by the RMI concerning independent third-party assessments of SORs to assess SOR due diligence, to determine whether the SOR is conformant and to determine the source of the 3TG processed by the SOR.

To encourage all SORs in our supply chain to source from reliable mines, including reliable mines in the Covered Countries, and to enable more SORs to be conformant to the RMAP, we made donations to “The RMAP Audit Fund” managed by the RMI, which encourages SORs to participate in the RMAP by paying for the costs of their initial audit. We also made a donation in 2021 to “RMI-Pact Partnership for Supporting Alternative Livelihoods through a Vocational Training Program,” which implements youth apprenticeship program in areas close to mining sites in the Democratic Republic of Congo.

In addition to the RMI’s initiatives, Sony participates in other industry-driven multi-stakeholder programs and alliances that seek to implement and/or enhance chain of custody transparency and supply chain traceability, identify upstream actors in the supply chain and identify, prevent or mitigate the adverse impact associated with 3TG mineral extraction in conflict-affected and other high-risk areas:

•	Sony is a longstanding member of the Responsible Business Alliance (the “RBA”), an organization devoted to improving social and environmental conditions in electronic manufacturing supply chains. The RBA has established a Code of Conduct that codifies standard expectations of electronics supply chains regarding 3TG. The Sony Supply Chain Code of Conduct is based on the RBA Code of Conduct.

•	Sony is a member of the Japan Electronics and Information Technology Industries Association (“JEITA”) and JEITA’s Responsible Minerals Trade Working Group, and in connection therewith discusses with relevant stakeholders industry agendas and helps develops tools to facilitate investigations using CMRT.

(v)	OECD Guidance Step 5: Report on Supply Chain Due Diligence

Sony discloses our supply chain due diligence and its management. Sony’s Policy and other responsible sourcing information, including the Sony Supply Chain Code of Conduct, are available on our external website at:

https://www.sony.com/en/SonyInfo/csr/library/reports/SustainabilityReport2023_sourcing_E.pdf

As required by the Conflict Minerals Rule, we file this Report, and the Form SD of which it is a part, annually with the SEC. This Report is also publicly available on our website, at:

https://www.sony.com/en/SonyInfo/IR/library/ConflictMineralsReport2023.pdf

VII.	Results of Due Diligence Measures

As a result of the RCOI and due diligence processes described earlier in this Report, we identified some of the locations of origin of the 3TG in Materials used in products that we manufactured or contracted to have manufactured in 2023. These locations of origin are set forth on the attached Annex I. Sony determined it had insufficient information to conclude either (i) that there was no reason to believe that any of its necessary 3TG originated in the Covered Countries, or (ii) that all of its necessary 3TG came from recycled or scrap sources. Therefore, Sony conducted due diligence as described in Section VI above pursuant to the Conflict Minerals Rule.

All our in-scope direct suppliers responded to the 2023 CMRT request. We compared the SORs listed in their responses against the list of compliant and active SORs published by the RMI on its website as of December 31, 2023 (the “Smelter Reference List”). Below is a summary of the results of Sony’s RCOI and due diligence for the SORs identified by these suppliers.

(i)	Our in-scope direct suppliers identified a total of 345 SORs as potential sources of 3TG in Materials supplied to Sony that were reported to be in our supply chain at some point during 2023. The locations of the SORs that our in-scope direct suppliers identified and reported are listed in Annex II.

a.	Of those 345 SORs, 237 SORs were RMAP conformant, listed as “conformant” by the RMI, a constituent of LBMA Good Delivery List, validated by the RJC, or actively undergoing an RMAP assessment (collectively, the “Conformant SORs”). The assessment status of the SORs by mineral is as follows:

	Total Number of SORs	Conformant SORs	Not listed as Conformant SORs
Gold	173	103	70
Tantalum	35	33	2
Tin	86	68	18
Tungsten	51	33	18
Grand Total	345	237	108

Total Numbers of SORs:	Numbers of SORs by minerals:

b.	Our suppliers identified 131 SORs in our supply chain that, according to information made available by the RMI to its members, sourced gold, tantalum and/or tin from the Covered Countries. Each of those SORs is an RMAP conformant SOR according to the RMI.

c.	The remaining 108 SORs identified by our suppliers were not Conformant SORs. Of these, we were unable to determine the location of 10 SORs, and/or the locations or mine of origin of the 3TG sourced from these 10 SORs. According to information received from our in-scope direct suppliers, none of these 108 SORs sourced from a Covered Country. For these 108 SORs, we took the risk mitigation steps discussed earlier in this Report.

(ii)	Based on the information provided by our in-scope direct suppliers and our own due diligence efforts, including comparing information that these suppliers provided against the Smelter Reference List, we believe that the SORs that may have been used to process the 3TG minerals in our in-scope products in 2023 include the SORs listed in Annex II. Annex II may also include SORs that did not process 3TG contained in the in-scope products that we manufactured or contracted to be manufactured because many of our in-scope direct suppliers reported to us at a company-level, rather than a product level, and their responses did not provide information specific to the Materials supplied to us.

(iii)	Some in-scope direct suppliers did not identify the SORs that were the source of 3TG in the Materials they supplied to Sony (or indicate whether the 3TG came from scrap or recycled sources). For these suppliers, we are taking the risk mitigation steps discussed earlier in this Report.

Sony’s due diligence did not reveal that any 3TG used in our electronics products was sourced from a Covered Country, except for those sourced through RMAP conformant SORs. However, Sony nevertheless concluded in good faith for 2023 that it lacks sufficient information to determine the location or mine of origin of a portion of the 3TG in our electronics products.

VIII.	Additional Efforts to Mitigate Risks in our Supply Chain and Improve Due Diligence

Responsible Management will take appropriate actions over the next year to promote responsible 3TG sourcing. These actions may include, among others, visiting the suppliers directly to stress the importance of responding to our information requests and complying with our policy, reminding the suppliers to source Materials from RMAP conformant SORs and reviewing the business relationship with the supplier, which may result in cancelling the supplier’s contract or implementing a phased-in termination of the business relationship by stopping new orders.

In addition to 3TG, we also have separate due diligence measures for cobalt, which is designated as a high-risk mineral for Sony under the Sony Group Policy for Responsible Supply Chain of Minerals. Sony also supports Better Mining which is a project by RCS Global Group that aims to improve the health, safety, human rights and other risk areas for mines such as cobalt in parts of the Democratic Republic of the Congo where artisanal and small-scale mining takes place.

A discussion of our overall efforts relating to the responsible sourcing of high-risk minerals, is also publicly available on our website at: https://www.sony.com/en/SonyInfo/csr/library/reports/SustainabilityReport2023_sourcing_E.pdf.

Annex I

Possible locations of origin of 3TG, based on the SORs identified by in-scope direct suppliers focused in the 2023 Minerals Survey are as follows:

Argentina, Australia, Austria, Azerbaijan, Benin, Bolivia, Brazil, Burundi, Cambodia, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Dominican Republic, Ecuador, Egypt, Ethiopia, Finland, France, French Guiana, Ghana, Guatemala, Guinea, Guyana, Honduras, Indonesia, Ivory Coast, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Laos, Liberia, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, New Zealand, Nicaragua, Niger, Nigeria, Panama, Papua New Guinea, Peru, Philippines, Portugal, Russian Federation, Rwanda, Saudi Arabia, Senegal, Sierra Leone, South Africa, Spain, Sudan, Suriname, Sweden, Tanzania, Thailand, Turkey, Uganda, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe

Annex II

The SORs identified by in-scope direct suppliers that may have been used to process the 3TG minerals in our electronics products include the following (status is as of December 31, 2023):

・Listed as an RMAP conformant SOR by the RMI, or as an SOR accredited by LBMA, or the RJC

Subject Mineral	Company	Locations
Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY

Subject Mineral	Company	Locations
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Subject Mineral	Company	Locations
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	QuantumClean	UNITED STATES OF AMERICA

Subject Mineral	Company	Locations
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	DS Myanmar	MYANMAR
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Subject Mineral	Company	Locations
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL

Subject Mineral	Company	Locations
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

・Listed as “active” in the RMAP assessment process

Subject Mineral	Company	Locations
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Belitung Industri Sejahtera	INDONESIA

・Not listed as an RMAP conformant or “active” SOR

Subject Mineral	Company	Locations
Gold	African Gold Refinery	UGANDA

Subject Mineral	Company	Locations
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Bangalore Refinery	INDIA
Gold	Caridad	MEXICO
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gold Coast Refinery	GHANA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	JALAN & Company	INDIA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	MD Overseas	INDIA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Modeltech Sdn Bhd	MALAYSIA

Subject Mineral	Company	Locations
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Sai Refinery	INDIA
Gold	Sam Precious Metals	UNITED ARAB EMIRATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Modeltech Sdn Bhd	MALAYSIA

Subject Mineral	Company	Locations
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	Pongpipat Company Limited	MYANMAR
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA